Exhibit 4.5

FIRST AMENDMENT

TO THE

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

OF

OPTINOSE, INC.

THIS FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Amendment”), dated as of October 2, 2017, by and among OptiNose, Inc., a Delaware corporation (the “Company”), the Investors, the Existing Shareholders and the Management Shareholders party thereto.

RECITALS

WHEREAS, the Company and certain of the Shareholders entered into that certain Shareholders’ Agreement, dated June 7, 2010, as amended by that certain Amendment No. 1 to the Shareholders’ Agreement, dated November 18, 2012;

WHEREAS, the Company and certain of the Shareholders entered into that certain Amended and Restated Shareholders’ Agreement, dated July 22, 2014, by and among the Company and such Shareholders, as further amended and restated by that certain Second Amended and Restated Shareholders’ Agreement, dated March 24, 2017 (the “Agreement”); and

WHEREAS, in connection with the consummation by the Company of Initial Public Offering, the Company and the Shareholders holding a sufficient number of shares to amend the Agreement pursuant to its terms desire to amend certain provisions of the Agreement relating to the survival of the Shareholders’ Agreement following consummation of the IPO.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.             Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

2.             Amendment to Section 3.5(f).  Section 3.5(f) of the Agreement is hereby amended and restated as follows:

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“(f)          Termination of Call Right.  The Call Rights under this Section 3.5 shall terminate upon the closing of the Initial Public Offering.”

3.             Amendment to Section 7.1.  Section 7.1 of the Agreement is hereby amended and restated as follows:

“7.1        Termination.  This Agreement shall continue in force until the earlier of (a) the consummation of a merger in which the Company is not the surviving entity or any other transaction resulting in a Change of Control of the Company and (b) the closing of an Initial Public Offering of the Company; provided, however, that Section 1.1(g) shall survive until one hundred and eighty (180) days following the closing of an Initial Public Offering; and provided further, that the provisions of Section 5.4, Section 8.2, Section 8.3, Section 8.4, Section 8.5, Section 8.6, Section 8.9, and Section 8.11 shall survive indefinitely.”

4.             Effectiveness. This Amendment shall be effective as of the date hereof. However, to the extent the closing of the IPO does not occur on or before March 31, 2018, the provisions of this Agreement shall be without any force or effect.

5.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which, when executed, will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

6.             No Other Effect.  Except as amended by this Amendment, all terms and provisions of the Agreement will remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this First Amendment to the Second Amended and Restated Shareholders’ Agreement as of the date first above written.

OPTINOSE, INC.

By:	/s/ Peter Miller
Name: Peter Miller
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Second Amended and Restated Shareholders’ Agreement as of the date first above written.

AVISTA CAPITAL PARTNERS II, LP

By:	Avista Capital Partners GP II, LLC, as general partner

	By:	/s/ Ben Silbert
Name: Ben Silbert
Title: General Counsel

AVISTA CAPITAL PARTNERS (OFFSHORE) II, LP

By:	Avista Capital Partners GP II, LLC, as general partner

	By:	/s/ Ben Silbert
Name: Ben Silbert
Title: General Counsel

AVISTA CAPITAL PARTNERS (OFFSHORE) II-A, LP

By:	Avista Capital Partners GP II, LLC, as general partner

	By:	/s/ Ben Silbert
Name: Ben Silbert
Title: General Counsel

FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

FIDELITY GROWTH COMPANY COMMINGLED POOL

By: Fidelity Management & Trust Co.

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

FIDELITY OTC COMMINGLED POOL

By: Fidelity Management & Trust Co.

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY OTC PORTFOLIO

By:	/s/ Colm Hogan
Name:	Colm Hogan
Title:	Authorized Signatory

[First Amendment to the Second Amended and Restated Shareholders’ Agreement of OptiNose, Inc.]